File No. *
 -------------------------------------------------------------------------------
      As filed with the Securities & Exchange Commission on April 25, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                              ---------------------

                        FIDELITY CAPITAL CONCEPTS LIMITED
                 (Name of small business issuer in its charter)

                                     Nevada
            (State or jurisdiction of Incorporation or organization)

                                      6770
                (Primary Standard Industrial Identification No.)

                                   98-0222930
                      (I.R.S. Employer Classification No.)

                      Suite 2901, 1201 Marinaside Crescent
                                 Vancouver, B.C.
                                 V6Z 2V2 Canada
(Address of principal place of business or intended principal place of business)

                                   Keith Ebert
                        Fidelity Capital Concepts Limited
                      Suite 2901, 1201 Marinaside Crescent
                                 Vancouver, B.C.
                                 V6Z 2V2 Canada
                                  (604)681-9588
            (Name, address and telephone number of agent for service)

                                   Copies to:

                   Gerald R. Tuskey, Personal Law Corporation
                        Suite 1000, 409 Granville Street
                                 Vancouver, B.C.
                                 V6C 1T2 Canada
                                  (604)681-9588

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
TITLE OF EACH
CLASS OF                                    PROPOSED                  PROPOSED                   AMOUNT OF
SECURITIES TO           AMOUNT TO BE        MAXIMUM OFFERING          MAXIMUM AGGREGATE          REGISTRATION
BE REGISTERED           REGISTERED          PRICE PER UNIT (1)        OFFERING PRICE             FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock,                100,000                 $1.00                    $100,000                  $64.00
Par value
$0.0001
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

The registrant will amend this registration statement on such dates as are necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement will become effective under Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on a date the Commission determines.

PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2:

ITEM NO.             REQUIRED ITEM                                 LOCATION OF CAPTION IN PROSPECTUS
--------             -------------                                 ---------------------------------
1.                   Forepart of the Registration Statement and    Cover Page; Outside Front Page of Prospectus
                     Outside Front Cover of Prospectus

2.                   Inside Front and Outside Back Cover Pages     Inside Front and Outside Back Cover Pages of
                                                                   Prospectus

3.                   Summary Information and Risk Factors          Prospectus Summary; Risk Factors

4.                   Use of Proceeds                               Use of Proceeds

5.                   Determination of Offering Price               Prospectus Summary - Determination of
                                                                   Offering Price; Risk Factors; Plan of Distribution

6.                   Dilution                                      Dilution

7.                   Selling Security Holders                      Selling Security Holders

8.                   Plan of Distribution                          Plan of Distribution

9.                   Legal Proceedings                             Legal Proceedings

10.                  Director, Executive Officer, Management and   Management
                     Promoters and Control Persons

11.                  Security Ownership of Certain Beneficial      Principal Shareholders
                     Owners and Management

12.                  Description of Securities                     Description of Securities

13.                  Interest of Named Experts and Counsel         Not Applicable

14.                  Disclosure of Commission Position on          Indemnification of Officers and Directors
                     Indemnification for Securities
                     Act Liabilities

15.                  Organization within Last Five Years           Management, Certain Transactions

16.                  Description of Business                       Business

17.                  Management's Discussion and Analysis or       Plan of Operation
                     Plan of Operation

18.                  Description of Property                       Description of Property

19.                  Certain Relationships and Related             Certain Transactions
                     Transactions

20.                  Market for Common Equity and Related          Prospectus Summary, Market for Our Common
                     Stockholder Matters                           Stock; Shares Eligible for Future Sale

21.                  Executive Compensation                        Executive Compensation

22.                  Financial Statements                          Financial Statements

23.                  Changes in and Disagreements with             Not Applicable
                     Accountants on Accounting and Financial
                     Disclosure

PART II

24.                  Indemnification of Directors and Officers     Indemnification of Directors and Officers

25.                  Other Expenses of Issuance and Distribution   Other Expenses of Issuance and Distribution

26.                  Recent Sales of Unregistered Securities       Recent Sales of Unregistered Securities

27.                  Exhibits                                      Exhibits

*                    Undertakings                                  Undertakings

                                       i

                Subject To Completion, Dated _____________, 2000

                             INITIAL PUBLIC OFFERING

                                   PROSPECTUS

                        FIDELITY CAPITAL CONCEPTS LIMITED

                         100,000 SHARES OF COMMON STOCK

                                 $1.00 PER SHARE

Fidelity Capital Concepts Limited is a startup company organized in the State of Nevada as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

We are offering these shares through our president, Mr. Keith Ebert, without the use of a professional underwriter. We will not pay commissions on stock sales.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              Offering Information

                                                            PER SHARE               TOTAL
                                                            ---------               -----
Initial public offering price                                 $1.00              $100,000.00
Underwriting discounts/commissions (1)                        $0.00                    $0.00
Estimated offering expenses (1)                               $0.00                    $0.00
Net offering proceeds to Fidelity Capital Concepts            $1.00              $100,000.00 (1)
Limited

(1)      Does not include offering costs,  including  filing,  printing,  legal,
         accounting,   transfer   agent  and  escrow  agent  fees  estimated  at
         $10,000.00. We will pay these expenses.

In addition to the 100,000 shares offered for sale by the Company, the persons named in this Prospectus under the caption "Selling Stockholders" are offering a total of 4,700,000 shares of our common stock for sale to the public.

We  will  receive  no  part  of  the  proceeds  of  any  sales  by  the  Selling
Stockholders.   All  selling  and  other   expenses   incurred  by  the  Selling
Stockholders will be paid by the Selling Stockholders.

The date of this Prospectus is April 25, 2000

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................3
LIMITED STATE REGISTRATION........................................................................................3
SUMMARY FINANCIAL INFORMATION.....................................................................................4
RISK FACTORS......................................................................................................6
   No Operating History or Revenue and Minimal Assets.............................................................6
   No access to your funds while held in escrow...................................................................6
   Failure of sufficient number of investors to reconfirm investment..............................................6
   Extremely limited capitalization...............................................................................6
   No transfer of escrowed securities.............................................................................7
   Speculative Nature of Company's Operations.....................................................................7
   Scarcity of and Competition for Business Opportunities and Combinations........................................7
   No Agreement for Business Combination or Other Transaction.....................................................7
   No Standards for Business Combination..........................................................................7
   Continued Management Control, Limited Time Availability........................................................8
   Conflicts of Interest - General................................................................................8
   Affiliation With Other "Blank Check" Companies.................................................................8
   Reporting Requirements May Delay or Preclude Acquisition.......................................................8
   Lack of Market Research or Marketing Organization..............................................................8
   Lack of Diversification........................................................................................8
   International Business Risk....................................................................................8
   Probable Change in Control and Management......................................................................9
   Reduction of Percentage Share Ownership Following a Business Combination.......................................9
   Disadvantages of Blank Check Offering..........................................................................9
   Absence of Trading Market......................................................................................9
   Limitations on Share Resale....................................................................................9
   No Underwriter.................................................................................................9
   "Penny" Stock Regulation of Broker-Dealer Sales of Company Securities..........................................9
   Taxation......................................................................................................10
   Requirement of Audited Financial Statements May Disqualify Business Opportunities.............................10
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419............................................................10
DILUTION.........................................................................................................12
USE OF PROCEEDS..................................................................................................13
CAPITALIZATION...................................................................................................14
DESCRIPTION OF BUSINESS..........................................................................................14
PLAN OF OPERATION................................................................................................15
DESCRIPTION OF PROPERTY..........................................................................................20
PRINCIPAL SHAREHOLDERS...........................................................................................20
MANAGEMENT.......................................................................................................21
EXECUTIVE COMPENSATION...........................................................................................22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...................................................................23
LEGAL PROCEEDINGS................................................................................................23
MARKET FOR OUR COMMON STOCK......................................................................................23
DESCRIPTION OF SECURITIES........................................................................................25
SHARES ELIGIBLE FOR FUTURE RESALE................................................................................26
WHERE CAN YOU FIND MORE INFORMATION?.............................................................................26
REPORTS TO STOCKHOLDERS..........................................................................................27
PLAN OF DISTRIBUTION.............................................................................................27
LEGAL MATTERS....................................................................................................29
EXPERTS..........................................................................................................30
INDEMNIFICATION OF OFFICERS AND DIRECTORS........................................................................30
FINANCIAL STATEMENTS.............................................................................................30


Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                        Fidelity Capital Concepts Limited

We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 2901, 1201 Marinaside
Crescent,   Vancouver,   British   Columbia,   V6Z  2V2.  Our  phone  number  is
(604)681-9588.


                                  The Offering

Securities offered by the Company:                100,000 shares of common stock, $0.001 par value, being offered at $1.00 per share. (See "Description of Capital Stock.")

Common stock outstanding prior to the offering:   4,700,000 shares

Common stock to be outstanding after the          4,800,000 shares
offering:

Shares Offered by Selling Stockholders:           The 4,700,000 shares offered by the Selling Stockholders have already been issued by us.

Use of proceeds from sales by Selling             We will not receive any of the proceeds from the sale of shares
Stockholders:                                     by Selling Stockholders.


                           LIMITED STATE REGISTRATION

Initially, our securities may be sold in __________________________ only (although we are considering registering the shares in other states) pursuant to an exemption from registration provisions contained in Section _____, ________ Codes. See "Risk Factors" for a discussion of the resale limitations that result from this limited state registration.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data. The historical financial data for the four months fiscal period from inception to February 29, 2000 have been derived from our audited financial statements which are contained in this Prospectus.

                                February 29, 2000

                                INCOME STATEMENT:

                                                      Four Month Period
                                                      from inception to
                                                      February 29, 2000
                                                           (Audited)
                                                      -----------------
Revenue                                                         $0.00
Expenses                                                    $3,713.00
Net Income (loss)                                          $(3,713.00)
Basic Earnings (loss) per share                                $(0.01)
Basic Number of Common Shares Outstanding                4,700,000

BALANCE SHEET (at end of period)
Total Assets                                                $2,487.00
Total Liabilities                                           $1,500.00
Total Shareholders Equity (Net Assets)                        $987.00
Net Income per share on a fully diluted basis                  $(0.01)

Expiration Date

This offering will expire 12 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering. The offering may be extended for an additional 90 days in our discretion.

Prescribed Acquisition Criteria

Rule 419 requires that, before the cash and shares can be released, the Company must sign an agreement to acquire a business meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business or assets to be acquired must be at least $80,000 (80% of $100,000).

Post-Effective Amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been signed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the business to be purchased including audited financial statements, the results of this offering and the use of the money disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer required by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the cash and shares can be released from escrow.

Reconfirmation Offering

The   reconfirmation   offer  must  start  after  the  effective   date  of  the
post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

         The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

         Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

         If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related interest or dividends held in the escrow account on the investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

         The acquisition will be closed only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $80,000 elect to reconfirm their investment.

         If a closed acquisition has not occurred by ______________ (18 months from the date of this prospectus), the funds held in the escrow account will be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release Of Securities And Funds

The cash will be released to us, and the shares will be released to you, only after:

         The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

         We have signed an agreement for the acquisition of a business whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

         The post-effective amendment has been declared effective.

         We  have   satisfied   all  of  the   prescribed   conditions   of  the
         reconfirmation offer.

         The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

Determination of Offering Price

The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential
         Our limited financial resources
         The amount of equity desired to be retained by present shareholders The amount of dilution to the public
         The general condition of the securities markets

                                  RISK FACTORS

Our business is subject to numerous risk factors, including the following:

No Operating History or Revenue and Minimal Assets.
We have had no recent operating history nor any revenues or earnings from operations since our incorporation. We have no significant assets or financial resources. We will sustain operating expenses without revenues, at least until we complete a business acquisition. This may result in our incurring an operating loss that will increase continuously until we can acquire a profitable business. We cannot assure you that we can identify a suitable business opportunity.

No access to your funds while held in escrow.
If we are unable to locate an acquisition candidate, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds are returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon signing of an agreement to acquire an acquisition candidate that represents 80% of the maximum offering proceeds.

Failure of sufficient number of investors to reconfirm investment.
A business combination with an acquisition candidate cannot be closed unless, after the reconfirmation offering required by Rule 419, investors representing 80% of the maximum offering proceeds elect to reconfirm their investment. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. If so, none of the shares held in escrow will be issued and the cash will be returned to you on a proportionate basis without interest.

Extremely limited capitalization.
As of February 29, 2000, there were $2,487 assets and $1,500 in liabilities. There was $987 available in our treasury as of February 29, 2000. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $100,000, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

No transfer of escrowed securities.

No transfer or other disposition of the escrowed securities is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 7 of the Employee Retirement Income Security Act, or the related rules. Under Rule 15g-8, it is unlawful for any person to sell or offer to sell the securities or any interest in the securities held in the Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required.

Speculative Nature of Company's Operations.

The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

Scarcity of and Competition for Business Opportunities and Combinations.

The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. We will also compete in seeking merger or acquisition candidates with numerous other small public companies.

No Agreement for Business Combination or Other Transaction.

We have no arrangement, agreement or understanding to engage in a merger, joint venture or acquisition of a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

No Standards for Business Combination.

We have not established an operating history or earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

Continued Management Control, Limited Time Availability.

While seeking a business combination, management anticipates devoting no more than ten hours per month. None of our officers have entered into a written employment agreements with us. We have not obtained key man life insurance on any of our officers or directors. The loss of the services of any of these individuals would adversely affect development of our business and its likelihood of continuing operations. See "Management."

Conflicts of Interest - General.

Our officers and directors may participate in business ventures that could compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the event our officers or directors are involved in the management of any firm with which we transact business. Management has adopted a policy that we will not seek a merger with, or acquisition of, any entity in which management serves as officers, directors or partners, or in which they or their family members own or hold any direct or indirect ownership.

Affiliation With Other "Blank Check" Companies.

Our officers and directors may be affiliated with other "blank check" companies. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management may enter into a business combination with another blank check company.

Reporting Requirements May Delay or Preclude Acquisition.

Sections 13 and 15(d) of the '34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or prevent consummation of an acquisition. Acquisition prospects that are unable to obtain the required audited statements may be inappropriate for acquisition.

Lack of Market Research or Marketing Organization.

We have not conducted market research indicating that market demand exists for the transactions we contemplate. We do not have, and do not plan to establish, a marketing organization. Even if demand is identified for a merger or acquisition, we cannot assure you that we will be successful in completing a business combination.

Lack of Diversification.

Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

International Business Risk.

If we enter into a business combination with foreign business, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment and in other respects.

Probable Change in Control and Management.

A business combination involving the issuance of our common stock may result in shareholders of a private company obtaining a controlling interest in the Company. If that occurs, management may be required to sell or transfer all or a portion of the Company's common stock held by them, or resign as members of the Board of Directors of the Company. The change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Reduction of Percentage Share Ownership Following a Business Combination.

Our primary plan of operation is based upon a business combination with a private business that may result in the issuance of our securities to the shareholders of the private company. The issuance of previously authorized and unissued common stock would result in reduction in percentage of shares owned by shareholders of the Company and may result in a change in control or management.

Disadvantages of Blank Check Offering.

We may enter into a business combination with a company that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. The consequences may include time delays of the registration process, significant expenses to be incurred in the offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

Absence of Trading Market.

There currently is no trading market for our stock and a trading market may not develop.

Limitations on Share Resale.

Initially, our securities may be sold in the State of _______ only (although we are considering registering the shares in other states), and may be resold by you in ____________________ only until a resale exemption is available in other states.

No Underwriter

We are selling the shares through our President without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities.

For transactions covered by Rule 15g-9 under the '34 Act, a broker-dealer must furnish all investors in penny stocks with a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction before the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock;

and (iii) deliver to the person a written statement describing the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, before the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1
(ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more or .
 . . . (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. The rule may affect the ability of broker-dealers to sell the Company's securities.

Taxation.

Federal and state tax consequences may be major considerations in any business combination we undertake. Currently, a transaction may be structured to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination to minimize the federal and state tax consequences to both the Company and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Requirement   of  Audited   Financial   Statements   May   Disqualify   Business
Opportunities.

Management believes that any potential business opportunity must provide audited financial statements for review for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

First, we must sign an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus. The Reconfirmation Offering shall be made as described under "Prospectus Summary; Reconfirmation Offering. " After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the cash and shares.

Accordingly, we have entered into an escrow agreement with The Nevada Agency and Trust Company which provides that:

         The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, Canadian government or federal government securities or securities for which the principal or interest is guaranteed by the Canadian government or federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

                                    DILUTION

The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

As of February 29, 2000, our net tangible book value was $987 or $0.0002 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 100,000 shares of common stock offered through this prospectus (at an initial public offering price of $1.00 per share), and after deducting estimated expenses of the offering), our adjusted pro forma net tangible book value as of February 29, 2000, would have been $100,987 or $0.0210 per share. This represents an immediate increase in net tangible book value of $0.0208 per share to existing shareholders and an immediate dilution of $0.979 per share to investors in this offering. The following table illustrates this per share dilution:

         Public offering price per share                                      $1.00

         Net tangible book value per share before offering                    $0.0002

         Increase per share attributable to new investors                     $0.0208
                                                                              -------

         Dilution per share to new investors                                               $0.979
                                                                                           ======

----------------------------------------------------------------------------------------------------------------------
        NUMBER OF SHARES BEFORE            MONEY RECEIVED FOR SHARES BEFORE       NET TANGIBLE BOOK VALUE PER SHARE
               OFFERING                                OFFERING                            BEFORE OFFERING
----------------------------------------------------------------------------------------------------------------------
               4,700,000                               2,450.00                                0.0002
----------------------------------------------------------------------------------------------------------------------
       NUMBER OF SHARES AFTER                   TOTAL AMOUNT OF MONEY            PRO-FORMA NET TANGIBLE BOOK VALUE
               OFFERING                           RECEIVED FOR SHARES                 PER SHARE AFTER OFFERING
----------------------------------------------------------------------------------------------------------------------
               4,800,000                              102,450.00                               0.0210
----------------------------------------------------------------------------------------------------------------------

As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

-----------------------------------------------------------------------------------------------------------------
                                      SHARES PURCHASED                TOTAL CONSIDERATION        AVERAGE PRICE
-----------------------------------------------------------------------------------------------------------------
                                  NUMBER           PERCENT          AMOUNT          PERCENT      PAID PER SHARE
-----------------------------------------------------------------------------------------------------------------
New Investors                     100,000               2%         $100,000.00         98%            $1.00
-----------------------------------------------------------------------------------------------------------------
Existing Shareholders           4,700,000              98%           $2,450.00          2%            $0.001
-----------------------------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS

The gross proceeds of this offering will be $100,000. While Rule 419 permits 10% of the funds ($10,000) to be released from escrow to us, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $10,000.

Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $100,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                                ASSUMING MAXIMUM OFFERING
                                                -------------------------
                                              AMOUNT                   PERCENT
                                              ------                   -------
Offering Expenses (1)                         $10,000                    10%
Working Capital                               $90,000                    90%

Total (3)                                    $100,000                    100%

(1) Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees.

If less than the maximum proceeds are raised, a greater portion of this accrued liability will have to be borne by the acquisition candidate as a condition of the merger. Management believes that this is in our best interest, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

(3)  All  offering   proceeds  will  be  held  in  escrow   pending  a  business
     combination. We will not request a release of 10% of these funds under Rule 419.

The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured bank account in either a certificate of deposit, interest bearing savings account or in short term Canadian or federal government securities as placed by __________________________.

We will not receive any of the proceeds from the sale of the common stock being offered by the Selling Stockholders.

                                 CAPITALIZATION

The following table sets forth our capitalization as of February 29, 2000, and pro-forma as adjusted to give close to the sale of 100,000 shares offered by us.

                                                             ACTUAL            AS ADJUSTED
                                                             ------            -----------
Stockholders' Equity:
Common stock, $0.0001 par value;
Authorized 100,000,000 shares,
Issued and outstanding
4,700,000 shares and 4,800,000 shares, pro-forma as             $470                  $480
adjusted

Additional paid-in capital                                     4,230               104,220
Deficit accumulated during the development period             (3,713)               (3,713)
Total stockholders equity                                        987               100,987
Total Capitalization                                             987               100,987

                             DESCRIPTION OF BUSINESS

Fidelity Capital Concepts Limited (referred to as "us," "we" or "our"), was incorporated on October 29, 1999 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose, described below under "Plan of Operation."

The proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock (within the meaning of section 3
(a)(51) of the Securities Exchange Act of 1934) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

Investment Company Act of 1940

Although we will be subject to regulation under the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934, as amended (the "'34 Act"), management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "'40 Act"), since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation under the '40 Act. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status under the '40 Act and, consequently, a violation of the Act could subject us to material adverse consequences.

Investment Advisors Act of 1940

Under Section 202(a)(11) of the Investment Advisors Act of 1940, as amended, an "investment adviser" means any person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues analyses or reports concerning securities. We seek to locate a suitable business candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

Dissenter's Rights

The Nevada Revised Statutes ("NRS") ss. 78.3793 require that on the 10th day following the acquisition of a controlling interest by an acquiring person, if the control shares are accorded full voting rights pursuant to NRS ss.ss. 78.378 to 78.3793, inclusive, and the acquiring person has acquired a majority interest of the voting shares, any stockholder of record, other than the acquiring person, who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his shares by making a written demand.

Forward Looking Statements

We caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and relate to future operations, strategies, financial results or other developments. Forward looking statements are based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the '33 Act, and Section 21E(b)(2)(D) of the '34 Act do not apply to statements made in connection with an initial public offering.

                                PLAN OF OPERATION

We seek to acquire assets or shares of a business that generates revenues, in exchange for its securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective under Section 12 of the '34 Act, we intend to contact investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

Depending upon the nature of the relevant business opportunity and the applicable state statutes governing how the transaction is structured, the Company's Board of Directors expects that it will provide our shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a proxy or information statement, in addition to the post-effective amendment.

While any disclosure must include audited financial statements of the target entity, we cannot assure you that such audited financial statements will be available. As part of the negotiation process, the Board of Directors does intend to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

We will remain a shell corporation until a merger or acquisition candidate is identified. It is anticipated that our cash requirements will be minimal, and that all necessary capital, to the extent required, will be provided by the directors or officers. We do not anticipate that we will have to raise capital in the next twelve months. We also do not expect to acquire any plant or significant equipment.

We have no full time employees. Our President and Secretary has agreed to allocate a portion of his time to our activities, without compensation. This officer anticipates that our business plan can be implemented by his devoting approximately ten (10) hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees. See "Management."

Our officers and directors may become involved with other companies who have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future.

General Business Plan

Our purpose is to acquire an interest in business opportunities presented by persons or firms that seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. See the financial statements at page F-1 of this prospectus. This lack of diversification should be considered a substantial risk to our shareholders.

We may seek a business opportunity with companies that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

We have, and will continue to have, no capital to provide to the owners of business opportunities. However, management believes we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSBs, 10-Q's or 10-QSBs, agreements and related reports and documents. The '34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the '34 Act. Nevertheless, the officers and directors of the Company have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by our officers and directors, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, management will consider:

         *        the available technical, financial and managerial resources;

         *        working capital and other financial requirements;

         *        history of operations, if any;

         *        prospects for the future;

         *        nature of present and expected competition;

         * the quality and experience of management services that may be available and the depth of that management;

         *        the   potential   for  further   research,   development,   or
                  exploration;

         * specific risk factors not now foreseeable but which could be anticipated to impact our proposed activities;

         *        the potential for growth or expansion;

         *        the potential for profit;

         * the perceived public recognition of acceptance of products, services, or trades;

         *        name identification; and

         *        other relevant factors.

Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their "due diligence" investigation. To the extent possible, the Company intends to utilize written reports and personal investigations to evaluate businesses. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

Our management will rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate, as we have no cash assets. We have no contracts or agreements with any outside consultants and none are contemplated.

We will not restrict our search for any specific kind of firms, and may acquire a venture that is in its preliminary or development stage or is already operating. We cannot predict the status of any business in which we may become engaged, because the business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. Furthermore, we do not intend to seek capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

We anticipate that we will incur nominal expenses in the implementation of our business plan. Because we have no capital to pay these anticipated expenses, present management will pay these charges with their personal funds, as interest free loans, for a minimum of twelve months from the date of this registration statement. If additional funding is necessary, management and or shareholders will continue to provide capital or arrange for additional outside funding. However, the only opportunity that management has to have these loans repaid will be from a prospective merger or acquisition candidate. Management has no agreements with us that would impede or prevent consummation of a proposed transaction. We cannot assure, however, that management will continue to provide capital indefinitely if a merger candidate cannot be found. If a merger candidate cannot be found in a reasonable period of time, management may be required reconsider its business strategy, which could result in our dissolution.

Acquisition of Opportunities

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Furthermore, management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any and all sales will only be made in compliance with the securities laws of the United States and any applicable state.

While the actual terms of a future transaction cannot be predicted, it is expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, the shareholders of the Company would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

Negotiations with target company management are expected to focus on the percentage of our Company that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. Percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our remaining shareholders.

We will participate in a business opportunity only after the negotiation and signing of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties before and after the closing.

We will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the '34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-K (or 10-KSB, as applicable) and quarterly reports on Form 10-Q (or 10-QSB, as applicable). If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition

We are an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

We have no properties and at this time have no agreements to acquire any properties. We intend to acquire assets or a business in exchange for our securities.

We operate from our offices at Suite 2901, 1201 Marinaside Crescent, Vancouver, British Columbia, V6Z 2V2, Canada. Space is provided to the Company on a rent free basis by Mr. Ebert, a director of the Company, and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.


                         NAME AND ADDRESS                  AMOUNT AND NATURE            PERCENT
TITLE OF CLASS           OF BENEFICIAL OWNER               OF BENEFICIAL OWNER          OF CLASS
--------------           -------------------               -------------------          --------
Common                   Keith Ebert                       2,500,000 shares             53.19%
                         Suite 2901                        Direct Ownership
                         1201 Marinaside Crescent
                         Vancouver, B.C.
                         V6Z 2V2

The balance of our outstanding common stock is held by 44 persons.

                                   MANAGEMENT

Our director and officer is as follows:

NAME                            AGE             POSITION
----                            ---             --------
Keith Ebert                     35              C.E.O., Secretary, Treasurer and Director

The above listed officer and director will serve until the next annual meeting of the shareholders or until his death, resignation, retirement, removal, or disqualification, or until his successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officer serves at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Resumes

Keith Ebert was appointed to his positions on October 30, 1999. He devotes his time as necessary to our business, which time is expected to be approximately ten hours per month.

Mr. Ebert is a qualified Mechanical Engineer BA Sc., MECH (UBC) (1987). For the two years preceding the date of this Registration Statement, Mr. Ebert has been self employed managing his investment portfolio. From 1995 onwards, Mr. Ebert was employed as a Vice-President, Corporate Finance with both Marleau, Lemire Securities Inc. and C.M. Oliver & Co. Ltd. in Vancouver, British Columbia. Mr. Ebert was responsible for North American West Coast institutional sales in both posts. Mr. Ebert has diverse corporate finance experience across a broad spectrum of industries ranging from technology to resource. In addition to being a qualified mechanical engineer, Mr. Ebert has passed the Canadian Investment Dealers Association's branch manager's exam and partners, directors and officers' exam. Mr. Ebert acted as branch manager of C.M. Oliver & Co. Ltd. in London, England.

Mr. Ebert has no prior experience as an officer or director of a blank check company, however he does have extensive direct experience in identifying emerging companies for investment and/or business combinations.

Conflicts of Interest

Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of the Company.

Our officers and directors are now and may in the future become shareholders, officers or directors of companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of the Company or other entities. Conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. The Company does not have a right of first refusal to opportunities that come to management's attention.

The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as stated above, we have not adopted any other conflict of interest policy with respect to transactions.

                             EXECUTIVE COMPENSATION

None of our officers and/or directors have received any compensation. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations. As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.

It is possible that, after we successfully complete a merger or acquisition, that company may employ or retain one or more members of our management for the purposes of providing services to the surviving entity. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we complete a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. If compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten (10%) percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their efforts to implement our business plan.

No retirement, pension, profit sharing, stock option or insurance programs have been adopted by the Company for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for the Company's securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management would prefer to undertake a transaction with a merger or acquisition candidate which will allow our securities to be traded without penny stock limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing.

Escrow

The common stock under this offering will remain in escrow until our closing of a business combination under the requirements of Rule 419. There are currently 45 holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Assuming our officer, director, current shareholders and any of their affiliates or associates purchase 80% of the shares in this offering, although this is not their current intention, current shareholders will own 96.67% of the outstanding shares upon completion of the offering.

Holders

There are forty five (45) holders of our common stock. In October, 1999, we issued 2,450,000 shares for cash and 2,250,000 shares for services in formation and organization valued at $0.001 per share ($2,250.00). All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by Section 4(2) of the Securities Act of 1933.

The following table shows the number of shares of our common stock which may be offered for sale from time to time by the Selling Stockholders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the Selling Stockholders. None of the Selling Stockholders has held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Stockholders had or have any material relationship with the Company.

---------------------------------------------------------------------------
                                                              NUMBER
   NUMBER            NAME OF SELLING STOCKHOLDERS            OF SHARES
---------------------------------------------------------------------------
     1        Tom Bollum                                         50,000
---------------------------------------------------------------------------
     2        Keith Ebert,                                    2,500,000
              C.E.O., Secretary, Treasurer and Director
---------------------------------------------------------------------------
     3        Renata Kubicek                                     50,000
---------------------------------------------------------------------------
     4        Gerald J. Shields                                  50,000
---------------------------------------------------------------------------
     5        Sandra Ann Hughes                                  50,000
---------------------------------------------------------------------------
     6        Rob Smith                                          50,000
---------------------------------------------------------------------------
     7        Jackie A. Tuskey                                   50,000
---------------------------------------------------------------------------
     8        Darren Ross                                        50,000
---------------------------------------------------------------------------
     9        Brian Tuskey                                       50,000
---------------------------------------------------------------------------
     10       Mary Ann Myers                                     50,000
---------------------------------------------------------------------------
     11       Tom Connell                                        50,000
---------------------------------------------------------------------------
     12       Dr. Keith Lim Inc.                                 50,000
---------------------------------------------------------------------------
     13       Jane Shields                                       50,000
---------------------------------------------------------------------------
     14       Doug Irwin                                         50,000
---------------------------------------------------------------------------
     15       Margot Jones                                       50,000
---------------------------------------------------------------------------
     16       John Furlan                                        50,000
---------------------------------------------------------------------------

---------------------------------------------------------------------------
     17       Rick Gateman                                       50,000
---------------------------------------------------------------------------
     18       Tom Simmons                                        50,000
---------------------------------------------------------------------------
     19       John Jardine                                       50,000
---------------------------------------------------------------------------
     20       Gail Fish                                          50,000
---------------------------------------------------------------------------
     21       Ro Lal                                             50,000
---------------------------------------------------------------------------
     22       Erin Strench                                       50,000
---------------------------------------------------------------------------
     23       Allen Wilson                                       50,000
---------------------------------------------------------------------------
     24       Beverly Strench                                    50,000
---------------------------------------------------------------------------
     25       Neville Ebert                                      50,000
---------------------------------------------------------------------------
     26       Gloria Martino                                     50,000
---------------------------------------------------------------------------
     27       Bill Martino                                       50,000
---------------------------------------------------------------------------
     28       Andrew Allan                                       50,000
---------------------------------------------------------------------------
     29       Haroon Rashid                                      50,000
---------------------------------------------------------------------------
     30       Ann Marie Butler Rashid                            50,000
---------------------------------------------------------------------------
     31       Kenny Chan                                         50,000
---------------------------------------------------------------------------
     32       Dwight Chan                                        50,000
---------------------------------------------------------------------------
     33       Dee Gorrell                                        50,000
---------------------------------------------------------------------------
     34       Shauna Loiselle                                    50,000
---------------------------------------------------------------------------
     35       Paul Canfield                                      50,000
---------------------------------------------------------------------------
     36       Janet Moher                                        50,000
---------------------------------------------------------------------------
     37       Ruth Canfield                                      50,000
---------------------------------------------------------------------------
     38       Jill Jankovich                                     50,000
---------------------------------------------------------------------------
     39       Dan Nugent                                         50,000
---------------------------------------------------------------------------
     40       Judy Morey                                         50,000
---------------------------------------------------------------------------
     41       Rob Furlan                                         50,000
---------------------------------------------------------------------------
     42       Sandra Furlan                                      50,000
---------------------------------------------------------------------------
     43       Karen Lynn Bollum                                  50,000
---------------------------------------------------------------------------
     44       Dr. Denis Vincent                                  50,000
---------------------------------------------------------------------------
     45       Lindsay Nevison                                    50,000
---------------------------------------------------------------------------

Dividends

We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 4,700,000 shares of common stock issued and outstanding as of the date of this filing.

Common Stock

All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and non-assessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available for that purpose. We have no intention to issue additional shares other than under this Registration Statement.

There are no outstanding options or warrants to acquire our common equity. The 4,700,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. We are offering 100,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $0.979 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There has been no public market for our common stock and we cannot assure you that a public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

Upon completion of this offering, we will have 4,800,000 shares outstanding. The 100,000 shares sold in this offering and the 4,700,000 shares offered for sale to the public by the Selling Stockholders will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Fidelity Capital Concepts Limited, as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected by registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

                      WHERE CAN YOU FIND MORE INFORMATION?

We are not a reporting company, and are not subject to the reporting requirements of the Exchange Act. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on October 31.

                              PLAN OF DISTRIBUTION

We offer the right to subscribe for 100,000 shares at $1.00 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

The offering shall be conducted by our president. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         He will restrict his participation to the following activities:

         A.       Preparing  any  written   communication   or  delivering   any
                  communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

         C. Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

The Selling Stockholders may, from time to time, sell all or a portion of their common stock in the over-the-counter market, or on any other national securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. Their common stock may be sold directly or through brokers or dealers. The methods by which the common stock may be sold include
(a) a block trade (which may involve crosses) in which the broker or dealer will attempt to sell the common stock as agent but may buy and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. Brokers and dealers engaged by Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive commissions from the purchasers.

In connection with the distribution of their stock, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of our common stock. The Selling Stockholders (except for officers and directors of the Company) may also sell their common stock and redeliver their common stock to close out their short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of their common stock. The Selling Stockholders may also lend or pledge their common stock to a broker-dealer and the broker-dealer may sell their common stock so lent or, upon a default, the broker-dealer may sell the pledged shares. In addition to the foregoing, the Selling Stockholders may enter into, from time to time, other types of hedging transactions.

The Selling Stockholders and any broker-dealers participating in the distributions of the our common stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any profit on the sale of our common stock by the Selling Stockholders, and any commissions or discounts given to any such broker-dealer, may be deemed to be underwriting commissions or discounts pursuant to the Securities Act of 1933.

Our common stock may also be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 beginning one year after the shares of our common stock were issued, provided such date is at least 90 days after the date of this Prospectus.

The Company has filed the Registration Statement, of which this Prospectus forms a part, for the sale of the Selling Stockholders' shares of our common stock. We can give no assurance that the Selling Stockholders will sell any or all of the shares of our common stock.

Pursuant to the Securities Exchange Act of 1934, any person engaged in a distribution of the common stock offered by this Prospectus may not simultaneously engage in market making activities for our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The Company will pay all of the expenses incident to the offering and sale of the Selling Stockholders' common stock, other than commissions, discounts and fees of underwriters, dealers or agents.

Arbitrary Determination of Offering Price

The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

         A.       The lack of operating history;

         B.       The proceeds to be raised by the offering;

         C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

         D.       The current market conditions in the over-the-counter market

Method of Subscribing

Persons may subscribe by filling in and signing the share purchase agreement and delivering it, prior to the expiration date, to us. The purchase price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                  LEGAL MATTERS

The validity of the shares offered under this prospectus is being passed upon for us by Antoine Devine of Evers & Hendrickson. LLP of San Francisco, California.

                                     EXPERTS

Our financial statements as of the four month period ended February 29, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Davidson & Company, independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Article VI of our Bylaws sets forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See Exhibit 3.1 hereto.

Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Bylaws provide for the indemnification of directors and officers to the full extent permitted by Nevada law.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

Insofar as indemnification for liabilities arising under the '33 Act may be permitted to officers, directors or persons controlling us pursuant to the foregoing, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the '33 Act, and is therefore unenforceable.

                              FINANCIAL STATEMENTS

The following financial statements are attached to this report and filed as a part of this Registration Statement.

                        FIDELITY CAPITAL CONCEPTS LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                FEBRUARY 29, 2000

                        [DAVIDSON & COMPANY LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Fidelity Capital Concepts Limited
(A Development Stage Company)


We have audited the balance sheet of Fidelity Capital Concepts Limited (A Development Stage Company) as at February 29, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for the period from incorporation on October 29, 1999 to February 29, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 29, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the period from incorporation on October 29, 1999 to February 29, 2000 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss since inception and has had no revenues and has a minimal working capital position at February 29, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are describe in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

April 11, 2000

                          A Member of SC INTERNATIONAL
                    Suite 1200. Stock Exchange Tower, 609 Granville Street. P.O. Box 10372, Pacific Centre, Vancouver, BC Canada V7Y 1G6
                   Telephone (604)687-0947 Fax (604)687-6172

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
BALANCE SHEET
FEBRUARY 29, 2000

===============================================================================================================================
ASSETS

CURRENT
    Cash                                                                                                       $         2,487
===============================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT
    Accounts payable and accrued liabilities                                                                   $         1,500
                                                                                                               ---------------


STOCKHOLDERS' EQUITY
    Capital stock
       Authorized
             100,000,000  common shares with a par value of $0.0001
       Allotted
               4,700,000  common shares                                                                                    470

    Additional paid-in capital                                                                                           4,230

    Deficit accumulated during the development stage                                                                    (3,713)
                                                                                                               ---------------

                                                                                                                           987
                                                                                                               ---------------
                                                                                                               $         2,487
===============================================================================================================================



ON BEHALF OF THE BOARD:



/s/ Keith Ebert, Sole Director
---------------------------------------------



    The accompanying notes are an integral part of these financial statements

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
STATEMENT OF OPERATIONS
PERIOD FROM INCORPORATION ON OCTOBER 29, 1999 TO FEBRUARY 29, 2000

===============================================================================================================================
EXPENSES
    Office and miscellaneous                                                                                  $         2,213
    Professional fees                                                                                                   1,500
                                                                                                              ---------------

LOSS FOR THE PERIOD                                                                                           $         3,713
===============================================================================================================================


BASIC AND DILUTED LOSS PER SHARE                                                                              $        (0.01)
===============================================================================================================================


WEIGHTED AVERAGE SHARES ALLOTTED                                                                                    4,700,000
===============================================================================================================================



    The accompanying notes are an integral part of these financial statements

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
STATEMENT OF CASH FLOWS
PERIOD FROM INCORPORATION ON OCTOBER 29, 1999 TO FEBRUARY 29, 2000

===============================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                                                         $        (3,713)
    Item not affecting cash:
       Common shares allotted for services                                                                                2,250

    Changes in non-cash working capital items:
       Increase in accounts payable and accrued liabilities                                                               1,500
                                                                                                                ---------------

    Net cash provided by operating activities                                                                                37
                                                                                                                ---------------


CASH FLOWS FROM INVESTING ACTIVITIES
    Net cash used in investing activities                                                                                    -
                                                                                                                --------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Share subscriptions received in advance                                                                              2,450
                                                                                                               ---------------

    Net cash provided by financing activities                                                                            2,450
                                                                                                               ---------------


CHANGE IN CASH POSITION DURING THE PERIOD                                                                                2,487


CASH POSITION, BEGINNING OF THE PERIOD                                                                                       -
                                                                                                                --------------


CASH POSITION, END OF THE PERIOD                                                                               $         2,487
===============================================================================================================================


SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS:
    Cash paid for income taxes                                                                                 $            -
    Cash paid for interest                                                                                     $            -
===============================================================================================================================


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  OPERATING,   INVESTING,   AND  FINANCING
ACTIVITIES:
    Common shares allotted for services                                                                        $         2,250
===============================================================================================================================






    The accompanying notes are an integral part of these financial statements

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

===============================================================================================================================
                                                                                                     Deficit
                                                                                                 Accumulated
                                                     Common Stock                Additional       During the            Total
                                           ---------------------------------        Paid-in      Development    Stockholders'
                                                    Shares           Amount         Capital            Stage           Equity
------------------------------------------------------------------------------------------------------------------------------
BALANCE, OCTOBER 29, 1999                              -    $           -    $           -   $           -    $           -

    Common shares allotted                      2,250,000              225            2,025              -             2,250

    Common shares allotted for cash             2,450,000              245            2,205              -             2,450

    Loss for the period                                -                -                -           (3,713)          (3,713)
                                           --------------   --------------   --------------  --------------   --------------

BALANCE, FEBRUARY 29, 2000                      4,700,000   $          470   $        4,230  $       (3,713)  $          987
===============================================================================================================================





    The accompanying notes are an integral part of these financial statements

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000

================================================================================

1.       ORGANIZATION OF THE COMPANY

         The Company was incorporated on October 29, 1999 under the laws of Nevada to engage in any lawful business or activity for which corporations may be organized under the laws of the State of Nevada. In accordance with Statement of Financial Accounting Standards No. 7 "Accounting and Reporting by Development Stage Companys", the Company is deemed to be in the Development Stage.

         The Company is a "Blank Check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

2.       GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The Company's management plans on advancing funds on an as needed basis and in the longer term, deriving cash from revenue from the operations of the merger or acquisition candidate, if found. The Company's ability to continue as a going concern is dependent on these additional management advances, and, ultimately, upon achieving profitable operations through a merger or acquisition candidate.

         ====================================================================================================================
                                                                                                                February 29,
                                                                                                                        2000
         --------------------------------------------------------------------------------------------------------------------
         Deficit                                                                                              $       (3,713)
         Working capital                                                                                                 987
         ====================================================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from these estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         INCOME TAXES

         Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) result from the net change during the year of deferred tax assets and liabilities.

         Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (cont'd.....)

         ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities" which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the Financial Accounting Standards Board issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

         REPORTING ON COSTS OF START-UP ACTIVITIES

         In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The adoption by the Company of SOP 98-5 during the period resulted in the Company expensing all startup costs.

         COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income". This statement establishes rules for the reporting of comprehensive income and its components. The adoption of SFAS 130 had no impact on total stockholders' equity as of February 29, 2000.

         STOCK-BASED COMPENSATION

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

         LOSS PER SHARE

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

4.       CAPITAL STOCK

         On November 1, 1999, the Company allotted 2,450,000 of its common shares for proceeds of $2,450 and allotted 2,250,000 of its common shares at a deemed value of $2,250 for services rendered.

         Proposed public offering of common stock

         The Company is preparing to commence with a "Blank Check" offering subject to Rule 419 of the Securities Act of 1933, as amended, for 100,000 common shares to be sold at a price of $1.00 per share.

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000

================================================================================

4.       CAPITAL STOCK (cont'd.....)

         Rule 419 requirements

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and deal allowances issued, be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not
         reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

5.       RELATED PARTY TRANSACTION

         During the period ended February 29, 2000, the Company allotted 2,250,000 common shares at a deemed value of $2,250 to a director of the Company in exchange for services rendered.

6.       INCOME TAXES

         For income tax purposes, the Company has a net operating loss carryforward ("NOL") at February 29, 2000 of approximately $3,700 expiring in 2014 if not offset against future federal taxable income. There may be certain limitations as to the future annual use of the NOLs due to certain changes in the Company's ownership.

         Income tax benefit attributable to net loss differed from the amount computed by applying the statutory Federal Income tax rate applicable for each period as a result of the following:

                           Computed "expected" tax benefit                                 $       1,200
                           Decrease in tax benefit resulting from net operating loss
                               for which no benefit is currently available                        (1,200)
                                                                                           -------------

                                                                                           $          -
                                                                                           =============

         The Company has deferred tax assets of approximately $1,200 at February 29, 2000, resulting primarily from net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance resulting from the uncertainty surrounding their future realization.

FIDELITY CAPITAL CONCEPTS LIMITED
(A Development Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 29, 2000

================================================================================

7.       FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts payable and accrued liabilities. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

8.       UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.    Indemnification of Directors and Officers

ITEM 25.    Other Expenses of Issuance and Distribution

ITEM 26.    Recent Sales of Unregistered Securities

ITEM 27.    Exhibits

3.1      Articles of Incorporation
3.3      Bylaws
5.1 Opinion of Evers & Hendrickson with respect to the legality of the shares being registered
23.1     Consent of Davidson & Company
23.2     Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1     Financial Data Schedule
99.1*    Escrow Agreement

*        To be filed in an amendment.

Item 28 -- Undertakings

We undertake that we will:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii)  Reflect  in  the   prospectus   any  facts  or  events  which,
         individually or together, represent a fundamental change in the information in the registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on April 25, 2000.


                                          FIDELITY CAPITAL CONCEPTS LIMITED


                                         /s/ Keith Ebert, President and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----
/s/ Keith Ebert                             President                           April 25, 2000

                                 EXHIBIT INDEX


3.1      Articles of Incorporation
3.3      Bylaws
5.1 Opinion of Evers & Hendrickson with respect to the legality of the shares being registered
23.1     Consent of Davidson & Company
23.2     Consent of Evers & Hendrickson (included in Exhibit 5.1)
27.1     Financial Data Schedule
99.1*    Escrow Agreement

*        To be filed in an amendment.